Exhibit 99.1

Financial Statements
December 31, 2009, 2008 and 2007
The accompanying notes are an integral part of these financial statements

Diagnostic Hybrids, Inc.
Balance Sheets
As of December 31,

Assets	2009	2008
Current assets
Cash and cash equivalents	$12,603,990	$9,126,296
Accounts receivable, net	7,821,537	6,283,189
Inventories, net	3,892,056	2,839,294
Prepaid expenses and other	658,673	434,552
Refundable income taxes	827,963	480,336
Deferred income taxes	622,168	433,871

Total current assets	26,426,387	19,597,538

Property and equipment, net	7,964,417	8,004,400
Intangible assets, net	3,708,620	1,985,556
Deferred income taxes	560,759	452,988
Other long-term assets	155,282	177,038

Total assets	$38,815,465	$30,217,520

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable, trade	$1,093,130	$1,951,982
Accrued expenses	2,872,303	1,952,553
Accrued income taxes	65,000	16,676
Royalties payable	471,317	400,365
Current portion of debt	462,783	282,088
Other current obligations	979,253	50,400

Total current liabilities	5,943,786	4,654,064

Long term debt obligations	3,098,917	2,604,135
Other long-term obligations	630,623	251,604

Total liabilities	9,673,326	7,509,803

Redeemable preferred shares	28,418,853	9,769,100
Commitments and contingencies (Note 8)

Shareholders’ equity
Common stock, $0.01 stated value per share; 12,000,000 shares authorized; 1,795,030 and 1,790,402 issued and outstanding, respectively	17,950	17,904
Additional paid-in-capital	705,336	6,101,584
Retained earnings	—	6,819,129

Total shareholders’ equity	723,286	12,938,617

Total liabilities and shareholders’ equity	$38,815,465	$30,217,520

The accompanying notes are an integral part of these financial statements

Diagnostic Hybrids, Inc.
Statements of Operations
For the Years Ended December 31,

	2009	2008	2007
Revenues	$50,964,362	$38,101,599	$30,890,529
Cost of Sales	22,630,303	17,836,011	13,935,737

Gross profit	28,334,059	20,265,588	16,954,792

Selling, general and administrative	10,468,596	9,469,664	8,793,640
Research and development	8,599,402	6,442,686	5,622,557

Total operating expenses	19,067,998	15,912,350	14,416,197

Income from operations	9,266,061	4,353,238	2,538,595

Interest and other income	24,160	162,411	474,070
Other expense	(468,881)	(299,268)	(38,914)

Total other income (expense)	(444,721)	(136,857)	435,156

Income before income taxes	8,821,340	4,216,381	2,973,751

Provision for income taxes	2,547,891	1,721,733	584,161

Net income	6,273,449	2,494,648	2,389,590

Accretion of redeemable preferred shares	(18,649,753)	(202,100)	(500,665)

Income (loss) applicable to common shareholders	$(12,376,304)	$2,292,548	$1,888,925

The accompanying notes are an integral part of these financial statements

Diagnostic Hybrids, Inc.
Statements of Shareholders’ Equity
For the Years Ended December 31,

			Additional		Deferred	Total
	Common	Stated	Paid-In	Retained	Stock	Shareholders’
	Shares	Value	Capital	Earnings	Compensation	Equity

Balances, December 31, 2006	1,780,452	$17,804	$5,883,751	$4,207,668	$(26,979)	$10,082,244

Exercise of stock options	7,350	74	18,046	—	—	18,120
Stock based compensation	—	—	80,156	—	9,125	89,281
Accretion of redeemable preferred shares	—	—	—	(500,665)	—	(500,665)
Net income	—	—	—	2,389,590	—	2,389,590

Balances, December 31, 2007	1,787,802	$17,878	$5,981,953	$6,096,593	$(17,854)	$12,078,570

Exercise of stock options	2,600	26	8,566	—	—	8,592
Conversion of Class A to Class B redeemable preferred shares and Class C Participating convertible preferred shares	—	—	—	(1,570,012)	—	(1,570,012)
Stock based compensation	—	—	111,065	—	17,854	128,919
Accretion of redeemable preferred shares	—	—	—	(202,100)	—	(202,100)
Net income	—	—	—	2,494,648	—	2,494,648

Balances, December 31, 2008	1,790,402	$17,904	$6,101,584	$6,819,129	$—	$12,938,617

Exercise of stock options	4,628	46	11,663	—	—	11,709
Stock based compensation	—	—	149,264	—	—	149,264
Accretion of redeemable preferred shares	—	—	(5,557,175)	(13,092,578)	—	(18,649,753)
Net income	—	—	—	6,273,449	—	6,273,449

Balances, December 31, 2009	1,795,030	$17,950	$705,336	$—	$—	$723,286

The accompanying notes are an integral part of these financial statements

Diagnostic Hybrids, Inc.
Statements of Cash Flows
For the Years Ended December 31,

	2009	2008	2007
Cash flows from operating activities
Net income	$6,273,449	$2,494,648	$2,389,590
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,397,701	1,113,466	652,822
Amortization of intangible assets	894,323	579,096	560,843
Amortization of deferred financing costs	38,810	17,003	—
Noncash stock compensation	149,264	128,919	89,281
Deferred income tax provision	(296,068)	688,077	(216,863)
Provision for bad debts	162,568	(55,000)	81,000
Provision for inventory reserve	308,807	327,638	107,142
Loss on disposal of property and equipment	47,386	18,200	—
Impairment of intangible assets	119,357	50,000	—
Changes in assets and liabilities:
Accounts receivable	(1,700,916)	(967,733)	(912,296)
Inventories	(1,361,569)	(1,060,741)	(650,899)
Prepaid expenses and other	(224,121)	(95,145)	(68,263)
Other long-term assets	—	156,391	(40,000)
Accounts payable, trade	(858,852)	(896,098)	1,683,323
Accrued expenses	919,750	285,153	79,089
Accrued and refundable income taxes	(299,303)	(603,502)	44,017
Royalties payable	70,952	111,371	(10,873)
Other current obligations	6,935	(10,654)	61,054

Net cash provided by operating activities	5,648,473	2,281,089	3,848,967

Cash flows from investing activities
Capital expenditures	(1,405,104)	(3,027,588)	(5,036,742)
Purchased intangible assets	(1,373,175)	(401,559)	(176,627)

Net cash used in investing activities	(2,778,279)	(3,429,147)	(5,213,369)

Cash flows from financing activities
Preferred stock liquidation preference	—	(3,500,000)	—
Issuance of common stock	11,709	8,592	18,120
Issuance of debt	1,000,000	2,886,223	—
Payment of debt	(324,523)	—	—
Proceeds from grants	—	235,000	—
Payment of other obligations	(79,686)	(18,773)	(33,602)
Loan origination costs	—	(96,132)	(97,909)

Net cash provided by (used in) financing activities	607,500	(485,090)	(113,391)

Net increase (decrease) in cash and cash equivalents	3,477,694	(1,633,148)	(1,477,793)

Cash and cash equivalents, beginning of year	9,126,296	10,759,444	12,237,237

Cash and cash equivalents, end of year	$12,603,990	$9,126,296	$10,759,444

Supplemental Disclosures of Cash Flow Information
Interest paid	$154,384	$75,022	$—
Income taxes paid	$3,143,328	$1,637,160	$777,816

Supplemental Schedule of Noncash Activities
License agreement acquired through financing arrangement	$1,363,569	$—	$—
The accompanying notes are an integral part of these financial statements

Diagnostic Hybrids, Inc.
Notes to Financial Statements
1. Accounting Policies and Description of Business
Description of Business
Diagnostic Hybrids, Inc. (DHI or the Company), an Ohio corporation, develops and manufactures genetically engineered and non-engineered tissue cell cultures, monoclonal antibody kits and biological reagents for use by laboratory technicians in medical diagnostic laboratories. These products are used to diagnose various infectious diseases and auto-immune disorders. Primary customers include hospital and commercial reference laboratories in North America and Europe. Product brand names include ELVIS®, HSV, R-Mix™, Mixed Fresh Cells™, FreshCells™, ReadyCells™ and Thyretain™.
On January 10, 2010, the Company entered into a definitive agreement and plan of merger with Quidel Corporation (“Quidel”) and on February 19, 2010 the merger was consummated. Quidel paid $130,000,000 in cash for all of the outstanding equity interests in the Company. The merger consideration payable to the Company’s shareholders also included the Company’s cash on hand at closing, net of the repayment of credit agreement debt and transaction expenses. The merger agreement provides for an escrow holdback amount of $21,500,000 for a period of up to eighteen months. Subsequent to the merger, the Company is now a wholly-owned subsidiary of Quidel.
Revenues
Revenues from product sales direct to customers are recognized upon shipment and transfer of title to the buyer. The Company records freight costs billed to customers as revenue in the statement of operations. The Company records freight costs incurred to ship products in cost of sales.
Grant Revenues
Revenues from grants received for research and commercialization activities are recognized by the Company as revenues when the contingencies or requirements to receive such have been met.
Sales Tax
The Company records sales tax collected from customers to be remitted to government authorities on a net basis in cost of sales.
Advertising Costs
Advertising costs are expensed as incurred. For the years ended December 31, 2009, 2008 and 2007, the Company expensed approximately $226,000, $120,000 and $118,000 respectively.
Repairs and Maintenance
Repairs and maintenance costs are charged to expense as incurred. For the years ended December 31, 2009, 2008 and 2007, the Company expensed approximately $228,000, $194,000 and $76,000, respectively.
Research and Development Costs
Research and development costs are expensed as incurred.
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.
Accounts Receivable
Accounts receivable represent trade receivables from customers from the sale of product in the ordinary course of business. An allowance for doubtful accounts is recorded to the extent that the collectability of the receivables is uncertain based on knowledge of specific customers and historical trends. The balance in allowance for doubtful accounts is approximately $371,000 and $246,000 as of December 31, 2009 and 2008, respectively.

Diagnostic Hybrids, Inc.
Notes to Financial Statements
Inventories
Inventories are stated at the lower of cost or market. Cost is determined in a manner that approximates the first-in, first-out (FIFO) method. The Company reviews the components of its inventory and makes appropriate dispositions as obsolete and expiring stock is identified. Inventories consisted of the following, net of reserves of $274,315 and $343,614 for the years ended December 31, 2009 and 2008, respectively:

	2009	2008
Raw materials	$2,011,453	$1,934,525
Work in process	623,575	399,749
Finished goods	1,257,028	505,020

	$3,892,056	$2,839,294

Concentrations of Credit and Financial Risk
Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash investments and accounts receivable. The Company maintains cash in bank deposit accounts at financial institutions where the balance, at times, exceeds federally insured limits. At December 31, 2009 and 2008, two customers accounted for 32% of accounts receivable and 29% and 30%, respectively, of total product revenues for the years then ended.
Property and Equipment
Property and equipment are stated at cost less accumulated depreciation and amortization; depreciation and amortization is provided on the straight-line method over the estimated useful lives of the assets as follows:

Manufacturing and Laboratory Equipment	3 to 15 years
Computers and Office Equipment	3 to 10 years
Furniture and Fixtures	5 to 15 years
Leasehold improvements	10 years
Intangible Assets
Intangible assets are stated at cost less accumulated amortization and are amortized on the straight-line method over their estimated useful lives ranging from 4 to 20 years.
Impairment of Long-Lived Assets and Intangible Assets
Long-lived assets, such as property and equipment and intangible assets are evaluated for impairment when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss is recognized when the estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset (if any) are less than the carrying value of the asset. When impairment is identified, the carrying amount of the asset is reduced to its fair value.
Deferred Financing Costs
Deferred financing costs are included in other long-term assets and represent the direct costs of establishing the Company’s loan agreements. Deferred financing costs are amortized using the straight-line method over the term of the respective loan commitments, which range from 7 to 10 years.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions can affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Diagnostic Hybrids, Inc.
Notes to Financial Statements
Fair Value of Financial Instruments
The carrying value of the Company’s cash and cash equivalents, accounts receivable, accrued expenses and other short-term liabilities approximates fair value due to their short-term nature.
Stock-Based Compensation Plans
The Company recognizes compensation expense for all share-based awards made to employees, based upon the fair value of the share-based award on the date of grant.
Income Taxes
The Company accounts for income taxes under the liability method. Deferred income taxes are provided for the expected tax consequences of differences between the financial reporting and tax bases of assets and liabilities.
The Company accounts for uncertain tax positions using a benefit recognition model with a two-step approach: (i) a more-likely-than-not recognition criterion and (ii) a measurement attribute that measures the position as the largest amount of tax benefit that is greater than 50% likely of being ultimately realized upon ultimate settlement. If it is not more likely than not that the benefit will be sustained on its technical merits, no benefit is recorded. The Company recognizes accrued interest related to unrecognized tax benefits as a portion of the income tax provision in the statement of operations.
Recently Issued Accounting Standards
In July 2006, the Financial Accounting Standards Board (FASB) issued guidance on accounting for uncertainty in income taxes. The guidance prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken in a tax return. The Company adopted the guidance effective on January 1, 2009. The adoption of this guidance did not result in a material impact to the financial statements.
In December 2007, the FASB issued guidance that establishes principles and requirements for determining how a company recognizes and measures the fair value of identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. This standard also requires the fair value measurement of certain other assets and liabilities related to the acquisition such as contingencies. The guidance applies prospectively to business combinations and is effective for fiscal years beginning on or after December 15, 2008. The adoption of this guidance did not result in a material impact to the financial statements.

Diagnostic Hybrids, Inc.
Notes to Financial Statements
2. Statement of Operations Detail
The following analysis discloses the significant components of net revenues and operating costs in the statement of operations.

	2009	2008	2007
Revenues
Product Sales	$47,941,077	$35,610,783	$29,008,671
Grant and other revenues	1,113,388	508,323	129,379
Freight billed to customers	1,909,897	1,982,493	1,752,479

	$50,964,362	$38,101,599	$30,890,529

Cost of Sales
Manufacturing expenses	$16,275,150	$12,595,118	$10,043,682
Royalties	1,874,858	1,549,668	1,126,150
Depreciation and amortization	949,868	963,779	556,007
Non-cash stock compensation	14,916	16,675	16,631
Freight expenses	3,376,527	2,594,968	2,080,197
Other Taxes	138,984	115,803	113,070

	$22,630,303	$17,836,011	$13,935,737

Selling, General and Administrative
Selling and marketing expenses	$4,540,834	$3,978,315	$4,051,591
Administration expenses	3,885,236	3,379,546	2,992,757
Regulatory and quality expenses	1,182,920	1,158,647	734,309
Facility relocation expenses	55,657	199,445	407,286
Impairment of intangible asset	119,357	50,000	—
Depreciation and amortization	630,194	608,634	554,513
Non-cash stock compensation	54,398	95,077	53,184

	$10,468,596	$9,469,664	$8,793,640

Research and Development
Research and development expenses	$7,807,490	$6,318,983	$5,499,946
Depreciation and amortization	711,962	106,535	103,145
Non-cash stock compensation	79,950	17,168	19,466

	$8,599,402	$6,442,686	$5,622,557

3. Preferred Shares
On August 4, 2004, the Company amended its articles of incorporation and issued 1,030,342 newly created Class A Participating Convertible Preferred Shares (the “Class A Preferred Shares”) to Summit Partners for $10,000,000 in cash. The Company used $3,500,000 of the proceeds to immediately pay a special dividend to current outstanding shareholders of record, as of August 4, 2004, on a pro rata basis. Because the Company did not achieve $32,000,000 of net revenues for the year ended December 31, 2007, holders of the Class A Preferred Shares had the right to convert Class A Preferred Shares to Class B Redeemable Preferred Shares and Class C Convertible Preferred Shares at rates defined in the articles of incorporation. In May 2008, the Class A Preferred Shareholders converted their shares for an equal amount of Class C Preferred Shares. Upon notice of conversion from the Preferred Shareholders, the Company converted the Class A Preferred Shares to 3,500 Class B Redeemable Preferred Shares and 1,030,342 Class C Convertible Preferred Shares. The Class B Redeemable Preferred shares were immediately redeemed by the Company for $3,500,000 in cash. In order to provide for the potential future conversion of the Class A Preferred Shares, the Company authorized 10,000 Class B Redeemable Preferred Shares and 1,030,342 Class C Convertible Preferred Shares, both with a par value of $0.01. The Class A Preferred Shares accrued dividends at a rate of 5.2% per annum on a principle amount of $10,000,000 up to the date of conversion. The Class C Preferred Shares accrue dividends at a rate of 8% per annum on a principal amount of $6,500,000. Upon liquidation or sale of the Company, the holders

Diagnostic Hybrids, Inc.
Notes to Financial Statements
of the Class C Preferred Shares will be entitled to receive, before any distribution or payment to any junior securities, an amount in cash equal to the sum of (i) accrued and unpaid dividends plus (ii) the consideration which would have been paid with respect to the common shares issuable upon conversion of the Class C Preferred Shares, minus (iii) the amount by which $3,500,000 exceeds the aggregate redeemable preference for the Class C Preferred Shares (as defined in the articles of incorporation). In no event, shall the Class C Preferred Shares be entitled to be paid less than the original investment plus accrued and unpaid dividends.
At any time after the seventh anniversary of August 5, 2004, the Class A or C Preferred Shares would have had the right to require the Company to purchase the outstanding preferred shares for an amount that such preferred shareholders would have received if the market value of the Company were distributed to its shareholders as if in a complete liquidation. Accordingly, the Preferred Shares are considered redeemable and included in the mezzanine section of the balance sheets. The Company accretes changes in the redemption value over the period from the date of issuance, August 4, 2004, to the earliest redemption date, August 4, 2011. Changes in redemption value are considered changes in estimates. The estimated redemption value was approximately $36,726,000 and $9,769,000 as of December 31, 2009 and 2008, respectively. The Class C Preferred Shares were cancelled following the acquisition of all the Company’s equity interests by Quidel on February 19, 2010.
The Company also increased the number of authorized shares available for issuance upon exercises of stock options from the 2001 and 2002 plans to 823,006 and 387,019, respectively. This was required to provide for an unallocated stock option pool of 193,295 and to increase the number of each then outstanding option by approximately 1.2. The option adjustment was required to protect option holders from dilution of value associated with the payment of the $3,500,000 special dividend described above.
5. Property and Equipment
Property and equipment consisted of the following at December 31,

	2009	2008
Manufacturing and laboratory equipment	$6,022,995	$5,169,338
Computers and office equipment	2,263,224	2,068,660
Furniture and fixtures	614,331	552,634
Leasehold improvements	3,519,889	3,453,437
Construction in progress	1,612	1,275

	12,422,051	11,245,344

Less accumulated depreciation and amortization	(4,457,634)	(3,240,944)

Total property and equipment, net	$7,964,417	$8,004,400

Depreciation expense was approximately $1,398,000, $1,113,000 and $653,000 in 2009, 2008 and 2007, respectively.

Diagnostic Hybrids, Inc.
Notes to Financial Statements
6. Intangible Assets
Intangible assets consisted of the following at December 31,

	Amortization		Accumulated
	Period	Cost	Amortization	Net
Customer lists	7 - 10 yrs	$1,314,145	$(943,850)	$370,295
Manufacturing technology	4 - 20 yrs	1,677,428	(901,707)	775,721
Noncompete agreement	7 yrs	977,870	(842,392)	135,478
Patents and trademarks	3- life of patent	911,330	(207,268)	704,062

December 31, 2008		$4,880,773	$(2,895,217)	$1,985,556

Customer lists	7 - 10 yrs	$1,314,145	$(1,081,490)	$232,655
Manufacturing technology	4 - 20 yrs	1,274,640	(796,402)	478,238
Noncompete agreement	7 yrs	977,870	(977,870)	—
Patents and trademarks	3- life of patent	1,220,747	(291,142)	929,605
Other licensed technology	3 yrs	2,363,568	(295,446)	2,068,122

December 31, 2009		$7,150,970	$(3,442,350)	$3,708,620

The estimated aggregate amortization expense for each of the next five years is as follows:

2010	$1,170,641
2011	$1,170,641
2012	$669,497
2013	$152,709
2014	$120,436
7. Long Term Debt and Credit Facility
The Company has the following long-term debt obligations outstanding as of December 31:

	2009	2008
Note payable to bank, interest payable monthly at a fixed rate of 6.6% and principal repayments due monthly through 2015	$1,646,568	$1,886,223

Note payable to Ohio Department of Development, interest payable monthly at 2% and principal repayments due monthly through 2018	1,915,132	1,000,000

Total	3,561,700	2,886,223

Less: current portion	462,783	282,088

Long-term debt less current maturities	$3,098,917	$2,604,135

On December 17, 2007 the Company entered into loan agreements with a commercial bank for up to $5,000,000 of principal borrowings and borrowed $2,000,000 under the agreements in January 2008. Outstanding borrowings are collateralized by substantially all of the Company’s tangible assets. The agreement with the bank also provides for a revolving line of credit up to an additional $3,000,000. Outstanding borrowings under the revolving facility bear interest at a variable rate of 1.5 percentage points above the bank’s prime lending rate. The revolving credit facility expired with no outstanding principal or interest due on December 17, 2009 and the Company did not renew the line of credit agreement. The

Diagnostic Hybrids, Inc.
Notes to Financial Statements
agreements contain certain financial covenants, which require the Company to maintain minimum cash flow requirements, tangible net worth requirements and liquidity requirements as defined in the agreement. The Company is in compliance with all covenants as of December 31, 2009.
On February 15, 2008, the Company entered into a loan agreement with the State of Ohio for the lesser of $2,000,000 or 50% of allowable project costs as defined in the agreement. Outstanding borrowings are collateralized by assets purchased or constructed as part of the Company’s new world headquarters facility (see Note 8). The Company borrowed $1,000,000 under this agreement in June 2008 and an additional $1,000,000 in February 2009 upon submittal of a request for reimbursement of the renovation costs and equipment purchases for its newly constructed research and development laboratories.
Future principal maturities of the Company’s debt obligations outstanding as of December 31, 2009 are as follows:

Years Ending December 31
2010	$462,783
2011	484,632
2012	507,579
2013	532,316
2014	558,339
Thereafter	1,016,051

Total	$3,561,700

8. Leases, Commitments and Contingencies
Active Lease Agreements
The Company is party to a lease agreement with an unrelated third party for its world headquarters, which serves as its primary manufacturing, administrative and research and development operations. The Company leases approximately 72,500 square feet of space at a current annual cost approximating $471,000, exclusive of utilities and taxes. The Company is also obligated to an annual maintenance fee of $52,000. The lease term is 5 years with an option to renew for an additional 5 years. The agreement contains a right of first refusal option for 25,000 square feet of additional space of which 19,000 has been executed under lease. The lease rates per square feet are subject to annual increases not to exceed 3.5%. The lease is cancelable at the Company’s option for a payment of 2 years base rent or amounts due under the remaining lease term if less.
The Company incurred rent expense of approximately $53,000 in 2008 and $192,000 in 2007 during the renovation phases of its world headquarters. Rent expense incurred during the period of renovation and installation of leasehold improvements is recorded in selling, general and administrative expense (see Note 2).
In October 2007, the Company entered into a lease agreement for approximately 3,900 square feet of space for research and development laboratories and office space in Cleveland, Ohio. In January 2009, the Company leased an additional 369 square feet of laboratory space. The lease is for a period of 3 years with a fixed annual lease cost of $59,700 per year, excluding utilities, maintenance and common area charges. Rent commenced in February 2008 at the time the Company started operating activities in the facility. During 2007, the research activities for which this facility was constructed were conducted in an innovation center laboratory with a monthly lease rate of $1,800.

Diagnostic Hybrids, Inc.
Notes to Financial Statements
Terminated Lease Agreements

The Company leased approximately 9,400 square feet for its primary manufacturing facility from Ohio University through October 2007. Effective November 1, 2007 the Company terminated the lease and accrued costs of approximately $25,000 related to the abandonment of the facility. The Company also leased three modular units supporting the manufacturing facility from an unrelated third party, which expired on March 31, 2008. The Company also terminated the modular unit leases and recorded approximately $76,000 of expenses associated with the abandonment. The Company also leased on a month to month basis a storage facility from a third party under an operating lease that was terminated as of November 1, 2007. All lease abandonment costs were recorded in facility relocation expenses as a component of selling, general and administrative expenses (see Note 2).

Under a separate lease, the Company leased from Ohio University approximately 13,300 square feet for its research and development laboratories and administrative offices during 2007. The Company abandoned approximately 5,600 square feet of space at various dates consistent with the relocation to the new headquarters. Approximately 7,700 square feet of space was retained for research and development under an amended lease through September 30, 2008 which had a monthly lease cost of approximately $10,800. Ohio University is considered a related party since the Ohio University Foundation is the Company’s largest shareholder (See Note 13). The Company ceased activities in this facility effective October 1, 2008.

The Company has accounted for the rent expense under the straight-line method. The Company incurred rent expense under both active and terminated leases of approximately $653,000, $643,000 and $565,000 in 2009, 2008 and 2007, respectively.

Technology License and Research Commitments

Infectious Disease Research Programs

In December 2006, the Company entered into a license, development, and supply and distribution agreement for the development of in vitro diagnostic tests for a defined menu of infectious diseases. The Company made aggregate payments under this agreement of $1,700,000 from the commencement date through July 2009 when the agreement expired. All these costs were expensed as research and development during the term of the original agreement. The third party to which the Company had this agreement was acquired through a bankruptcy transaction in August 2008, at which time the agreement was assumed by the acquirer. In August 2009, the Company executed a new license agreement with the acquirer for the technology to which the original license agreement pertained. The new agreement required an upfront payment of $1,000,000 and requires non-cancelable anniversary milestone payments on the first and second anniversary dates of the agreement in the amount of $750,000 each. The Company capitalized the cost of the license as an intangible asset based on the expectation that the technology associated with the license will have multiple alternative uses in the field of infectious disease. The agreement provides for royalty payments at a rate of 10% of net sales for licensed products as defined in the agreement. The Company must achieve commercial sales of a licensed product within 4 years of the agreement commencement date to maintain the rights provided by this agreement.

HIV Drug Resistance Research Programs

In June 2006, the Company paid $25,000 for an exclusive option to negotiate a license agreement for proprietary technology for use in diagnosing drug resistance to the Human Immunodeficiency Virus (the “HIV Technology”) from an Ohio based university (the “University”). The Company also entered into a sponsored research agreement to assist in the development of such technology requiring payments totaling approximately $386,000 through July 2007. The sponsored research agreement was extended by amendment No. 1 through January 31, 2008 at an additional cost of $156,000 and by amendment No. 2 through June 30, 2008 at a cost of $52,000. These costs have been expensed as research and development. The Company entered into a definitive license agreement in January 2009 with the University granting the Company exclusive rights to the HIV Technology for an upfront payment of $140,000. An additional $190,000 of payments is expected to be made in the future based on achieving certain milestones. The agreement

Diagnostic Hybrids, Inc.
Notes to Financial Statements
provides for a royalty payment of 7% with provisions that reduce the royalty rate to a minimum of 3.5% if additional licenses are required from other parties to commercialize the technology.

In June 2008, the Company and the University, as a major subcontractor, was awarded a grant in the amount of $5,000,000. Receipt of the grant funds is contingent upon the expenditure of funds in accordance with the grant agreement proposal over a period of three years. Grant program expenditures incurred after June 28, 2008 are eligible for reimbursement. The grant amounts expected to be received by the Company are recognized by the Company as revenues when the contingencies or requirements to receive such funds have been met. Amounts received for services to be passed through to the University are netted against their eligible expenses.

In December 2008, the Company paid $100,000 to a third party for a non-exclusive license to proprietary technology in the field of Phenotypic HIV Tropism in order to commercialize certain assays using the HIV Technology described above. The license fee has been capitalized as an intangible asset. Future royalties on sales of products in the field of HIV Tropism will bear royalties ranging from 10% to 13%.

Cell Based Technologies for Toxicology

In February 2006, the Company entered into a license agreement for the transfer of proprietary know-how to manufacture, market and perform assays with respect to certain cell-based technologies used in the in-vitro toxicology marketplace. Minimum obligations under the license agreement approximated $520,000 over a three year period beginning in February 2006. Payments made with respect to the license are capitalized as an intangible asset. In July 2009, the Company expensed approximately $119,000 after concluding that it was unlikely that the assets value would be recoverable from commercial sales of products to which the technology pertained. A termination obligation of approximately $170,000 is payable in February 2010; however, the Company will maintain its rights to use the technology acquired from the third party.

Genetic Biomarker Research Program

In January 2006, the Company exercised an option for $20,000 and entered into an exclusive agreement to investigate and conduct due diligence with respect to a proprietary licensable technology for the diagnosis of thyroid cancer. In May 2006, the Company entered into an exclusive license agreement for such technology with future payments of up to $400,000 based on achievement of future milestones as defined in the agreement. The Company made payments through 2007 of $119,000 consisting of the option expense and patent reimbursement costs, which have been expensed as research and development costs. The Company made a milestone payment of $125,000 in May 2008. The Company also recorded an additional obligation and expense of $100,000 at December 31, 2009 for failure to achieve first commercial sales of products by January 1, 2010. The agreement was formally amended on January 8, 2010 and the $100,000 payment was made on that date. The agreement provides for up to $175,000 of future milestone payments which will be capitalized as an intangible asset if commercial revenues are being generated when the milestone payments are due. The costs of these licenses are recorded as research and development expenses.

In September 2008, the Company entered into a license agreement with a term of 10 years for a multicode RTx chemistry and software for the commercialization of the technology described above for the diagnosis of thyroid cancer. The Company paid $50,000 upfront and another $50,000 is due when the third party delivers validated software to interpret the diagnostic results. Future royalties on sales of kit products will be at a rate of 7% and royalties for diagnostic services will be at a rate of 2.5%. The agreement requires a minimum royalty payment of $30,000 in 2010 and $75,000 in subsequent years. The cost of this license was recorded as a research and development expense.

In December 2008, the Company entered into an exclusive License and Distribution agreement for proprietary smoking cessation diagnostic technology for a payment of $100,000. The Company also reimbursed the Licensor for certain expenses incurred by the third party in the amount of $70,000 and agreed to pay an additional $120,000 through 2009 for consulting and other services. Prior to negotiating the definitive License and Distribution agreement, the Company paid $80,000 in 2005 for an exclusive option to

Diagnostic Hybrids, Inc.
Notes to Financial Statements
negotiate this agreement. The Company also made extension payments for reimbursement of certain regulatory and development costs totaling $160,000. All costs incurred to date have been expensed as research and development.

The Company is party to a variety of other license agreements granting access to intellectual property and other rights used in the commercial generation of revenues. See Note 10 for royalty obligations associated with such agreements.

Future minimum payments under operating leases are summarized as follows:
Years Ending December 31

Leases
2010	$620,826
2011	607,055
2012	560,495
2013	573,947
2014	587,722
Thereafter	—

Total	$2,950,045

The aggregate future milestone payments for all the research agreements to which the Company is a party total $840,000 at December 31, 2009. The ultimate payment of such amounts is contingent on the Company successfully achieving the conditions stipulated in the agreements to which they apply. Subsequent to December 31, 2009, the Company has made $250,000 of payments under such agreements.
9. Income Taxes
The provision for income taxes for the years ended December 31 included the following:

	2009	2008	2007
Current provision:
Federal	$2,472,828	$904,376	$685,257
State and local	371,131	129,281	115,767

Total current provision	2,843,959	1,033,657	801,024

Deferred provision:
Federal	(274,804)	614,373	(160,623)
State and local	(21,264)	73,703	(56,240)

Total deferred provision	(296,068)	688,076	(216,863)

Total	$2,547,891	$1,721,733	$584,161

Deferred income taxes reflect the net tax effects of credit carry forwards and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Diagnostic Hybrids, Inc.
Notes to Financial Statements
Significant components of deferred tax assets and liabilities as of December 31 were as follows:

	2009	2008
Deferred tax assets arising from:
Stock options	$1,062,656	$1,008,714
Amortization of intangible assets and licenses	574,880	605,438
Accounts receivable	120,127	95,664
Inventory	502,041	338,207
Tax credits	—	18,340

Total deferred tax assets	2,259,704	2,066,363

Deferred tax liabilities arising from:
Depreciation of fixed assets	(1,076,777)	(1,179,504)

Total deferred tax liabilities	(1,076,777)	(1,179,504)

Net deferred tax assets	$1,182,927	$886,859

The Company’s effective tax rate differs from the federal statutory rate as follows:

	2009	2008	2007
U.S. Federal statutory rate	34%	34%	34%
State and local taxes, net of federal benefit	2%	5%	4%
Tax credits	-3%	-5%	-9%
Qualified manufacturing and other deductions	-1%	-2%	-4%
Non-deductible business expenses	1%	1%	2%
Provision estimate adjustments	-1%	3%	-6%
Adjustments to tax basis of inventory	-3%	0%	0%
Adjustments to tax basis of property and equipment	0%	5%	-1%

Effective tax rate	29%	41%	20%

The effective tax rate in 2008 was impacted by a $224,000 out-of-period adjustment. The adjustment was required to increase the deferred tax liability for the tax basis of property and equipment to account for bonus tax depreciation taken in years 2005 and prior. The effect of the adjustment increased deferred tax expense and deferred tax liabilities for the year ended December 31, 2008. The adjustment has been recorded in 2008 as it is not considered material to 2008 income statement or any prior year income statement or balance sheet. The Company has recorded a $65,000 reserve for uncertain tax positions related to state tax and research and development credit exposures.

The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. The Company is currently under examination of its federal income tax return for the year ended 2007. No other federal or state income tax returns are currently under examination. The Company believes it has appropriate support for the income tax positions taken on its tax returns and that its accruals for tax liabilities are adequate for all open years based on an assessment of many factors, including past experience and interpretations of tax law applied to the facts of each matter. With few exceptions, the Company is no longer subject to federal, state or local income tax examinations by tax authorities for its fiscal 2005 and prior tax years.

Diagnostic Hybrids, Inc.
Notes to Financial Statements
10. Royalties Payable Under License Agreements
The Company has entered into various agreements with third parties providing access to technology and rights to develop, commercialize and sell various products under the agreements. The agreements generally provide for royalties to be paid to the licensor based on sales of such products. The following table summarizes royalty obligations due third parties under such agreements.

	Agreement	Average		Royalty Expense
Description of Licensed Technology	Type	Royalty %	2009	2008	2007

Detection of Herpes Simplex Virus	Exclusive	3%	$175,498	$171,715	$158,590
Detection of RNA viruses	Exclusive	—	2,500	2,500	2,500
Methods for Mixed Cell Systems	Exclusive	5%	400,498	278,812	230,514
In-situ frozen cells	Exclusive	6%	30,298	22,640	18,089
Thyroid disease detection technology	Exclusive	15%	742,093	677,798	659,703
Proprietary engineered cell lines	Exclusive	3% -5%	20,862	—	—
Proprietary virus technology	Non-Excl	10%	132,374	85,785	56,754
Proprietary gene technology	Non-Excl	5%	152,637	144,078	—
Proprietary cell lines and viruses	Non-Excl	4%	218,098	166,340	—

			$1,874,858	$1,549,668	$1,126,150

11. Stock-Based Compensation Plans
The Company has two stock option plans under which options have been granted to employees and consultants: the Diagnostic Hybrids, Inc. 2001 Stock Option Plan (the 2001 Plan) and the Diagnostic Hybrids, Inc. 2002 Stock Option Plan (the 2002 Plan). Under the Company’s stock option plans, associates may be granted up to a total of 1,210,025 options to purchase the Company’s common stock at specified exercise prices. Options generally become exercisable over periods ranging from issuance to four years and have a maximum term of ten years. The Company measures stock-based compensation cost at grant date, based on the estimated fair value of the award. The Company records stock compensation expense for stock option awards that vest based upon a service condition, such as employment with the Company, on a straight-line basis (net of estimated forfeitures) over the employee requisite service period. The Company records stock compensation expense for awards that vest based upon a performance condition, such as meeting a financial target, when it is probable that the target will be achieved.
The Company has granted 126,130 options under the 2001 Plan that vest only if certain performance targets are met, of which 85,065 options have been forfeited through December 31, 2009. Options for 4,000 common shares remain subject to reaching future financial performance targets. No compensation expense has been recorded for such unvested options as of December 31, 2009. The unrecognized compensation expense related to these stock options was approximately $32,000.
In September 2009, the Company modified a stock option grant for an employee to eliminate a performance vesting condition. The Company recorded an additional $56,000 of compensation expense based on the estimated value of the stock options at the date of the modification.

Diagnostic Hybrids, Inc.
Notes to Financial Statements
Activity under these plans for the year ended December 31, is as follows:

	2009	2008	2007

Outstanding, beginning of year	1,099,943	1,083,256	1,027,606
Granted	—	26,737	114,000
Exercised	(4,628)	(2,600)	(7,350)
Forfeited	(18,460)	(7,450)	(51,000)

Outstanding, end of year	1,076,855	1,099,943	1,083,256

Other Option data as of December 31,	2009	2008	2007

Exercisable	1,041,514	1,013,192	987,321
Fully vested and expected to vest	1,076,855	1,095,943	1,079,256
Available for grant	95,500	77,040	96,327
The total intrinsic value for options exercised in 2009, 2008 and 2007 was approximately $135,221, $2,300 and $12,000 respectively.

Weighted average exercise price data for options for the years ended December 31, is as follows:

	2009	2008	2007

Average Exercise Price Data

Outstanding, beginning of year	$1.28	$1.23	$1.01
Granted	none	$4.18	$4.12
Exercised	$2.53	$3.30	$2.47
Forfeited	$3.78	$3.46	$3.06
Outstanding, end of year	$1.23	$1.28	$1.23
Fully vested and expected to vest	$1.23	$1.28	$1.23

Weighted Average Fair Values

Average value of options granted at market prices	N/A	$2.83	$2.83
The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model. The Company estimated the volatility factor by using historical volatility of peer group public companies. The forfeiture rate for the years 2009, 2008 and 2007 was 6%, 5% and 7%, respectively.

	2009	2008	2007

Assumptions used
Risk-free interest rate	3.75%	4.56%	4.60%
Expected life	9 yrs	9 yrs	9 yrs
Volatility	60.0%	57.0%	57.0%
Expected dividend yield	0.0%	0.0%	0.0%

Diagnostic Hybrids, Inc.
Notes to Financial Statements
The following table summarizes information about options outstanding and exercisable at December 31, 2009:

			Weighted			Weighted
		Weighted	Average	Aggregate		Average	Weighted
Exercise	Options	Average	Exercise	Intrinsic	Options	Exercise	Average
Price	Outstanding	Life	Price	Value	Exercisable	Price	Life

$3.06 - $4.18	157,287	7.3	$3.88	$4,384,000	121,946	$3.85	7.2
$1.36 -1.69	124,110	3.6	$1.60	3,742,000	124,110	$1.60	3.6
$0.45 - $0.87	795,458	2.0	$0.65	24,739,000	795,458	$0.65	2.0

	1,076,855		$1.23	$32,865,000	1,041,514	$1.15

The weighted average contractual life of outstanding options as of December 31, 2009 was 7.3 years.
12. Employee Benefits
The Company sponsors a 401(k) savings plan for its employees. Employees are eligible to participate in the 401(k) plan following three months of service, provided the employee has reached the age of 21.
The 401(k) plan allows for discretionary contributions from the Company for up to 50% of the employee’s first 6% of contributions. The Company made matching contributions of $181,000, $156,000 and $150,000 for the years ended December 31, 2009, 2008 and 2007, respectively.
13. Related Party Transactions
The Company engaged in various transactions with Ohio University during the years ended December 31, 2009, 2008 and 2007. The Ohio University is considered a related party due to their relationship with the Ohio University Foundation (OUF). The OUF was incorporated in 1945 and supports the educational undertakings of Ohio University and was a shareholder of the Company prior to the acquisition by Quidel. The following table summarizes the significant related party transactions with Ohio University during 2009, 2008 and 2007:

Related Party Transaction Type	2009	2008	2007

Rent	$2,475	$80,260	$254,659
Charitable Contributions	15,700	1,450	600
Utilities & Maintenance	688	29,931	64,232
Consulting Services	4,500	6,000	3,000
Lease Abandonment Costs	8,760	26,415	—
Other	14,923	33,880	26,751

	$47,046	$177,936	$349,242

14. Subsequent Events
The Company evaluated subsequent events through the date the financial statements were issued.

Report of Independent Auditors
To the Board of Directors and Shareholders
of Diagnostic Hybrids, Inc.:
In our opinion, the accompanying balance sheets and the related statements of operations, shareholders’ equity and cash flows present fairly, in all material respects, the financial position of Diagnostic Hybrids, Inc. at December 31, 2009 and December 31, 2008, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Cincinnati, Ohio
March 22, 2010